EXHIBIT 99.1
                                ------------
                           PAY-FONE SYSTEMS, INC.
                                  PROXY FOR
                       SPECIAL MEETING OF SHAREHOLDERS

                              __________, 1995


     KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints RICHARD KELTON and MARK KELTON and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of Common Stock of Pay-Fone Systems, Inc. ("Pay-Fone") held of record by the undersigned on _______________, 1995 at the Special Meeting of Shareholders to be held on _______________, 1995 or any adjournment thereof, as designated below:

(1) To approve an Agreement and Plan of Merger pursuant to which Pay-Fone will become a wholly owned subsidiary of Paychex, Inc. and Pay-Fone shareholders will become stockholders of Paychex, Inc.

     _____ FOR            _____ AGAINST            _____ ABSTAIN

(2) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PAY-FONE SYSTEMS, INC. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL (1).

     YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

     IMPORTANT: Please sign exactly as your name or names appear on the share certificates, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.


Date: _______________, 1995             Signature:  ____________________

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